Exhibit 10.1

CELLSTAR CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

1. Award of Restricted Stock. Pursuant to the CellStar Corporation 2003 Long-Term Incentive Plan (the "Plan"), CellStar Corporation, a Delaware corporation (the "Company"), hereby grants to

___________________________

(the "Participant")

an award (the "Award") of Restricted Stock under the Plan (the "Restricted Stock Award") for ______________ shares of Common Stock of the Company (the "Awarded Shares"), all upon and subject to the terms and conditions set forth in this Award Agreement (the "Agreement"). The Participant will pay no purchase price for the Restricted Stock granted hereunder.

2. Date of Grant. The Date of Grant of the Award is _________________.

3. Subject to Plan. The Award and this Agreement are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. Except as otherwise provided herein, the capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Award is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

4. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as follows:

a. 33 1/3% shares shall vest on the first anniversary of the Date of Grant, provided the Participant is employed by the Company or a Subsidiary on that date.

b. An additional 33 1/3% shares shall vest on the second anniversary of the Date of Grant, provided the Participant is employed by the Company or a Subsidiary on that date.

c. An additional 33 1/3% shares shall vest on the third anniversary of the Date of Grant, provided the Participant is employed by the Company or a Subsidiary on that date.

Notwithstanding the foregoing, all of the unvested Awarded Shares shall vest as of, and in the event of, the occurrence of any of the following events: (i) the Participant's death; (ii) the Participant's Termination of Service as a result of his or her Total and Permanent Disability; (iii) the Participant's Termination of Service by the Company or a Subsidiary without Cause (as defined below); (iv) the Participant's voluntary Termination of Service after the attainment of age 65; or (v) a Change of Control.

For purposes of this Section 4, "Cause" shall mean termination because of the Participant's (i) continued unsatisfactory job performance, (ii) misconduct that causes or is likely to cause material economic harm to the Company or its affiliates or that brings or is likely to bring substantial discredit to the reputation of the Company or any of its affiliates, (iii) failure to follow directions of senior management of the Company or any Subsidiary that are consistent with his or her job duties, (iv) conviction of, or entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter permanently prohibiting Employee from participating in the conduct of the affairs of the Company, any Subsidiary, or their affiliated entities, or (v) any other material breach of any provision of this Agreement.

For purposes of this Section 4, a "Change of Control" shall mean any of the following:

(i) any consolidation merger or share exchange of the Company in which such entity is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the common stock of the Company immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction;

(ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company;

(iii) any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "Continuing Directors") who (x) at the effective date of the Plan were directors or (y) become directors after the effective date of this Plan and whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the effective date of the Plan or whose election or nomination for election was previously so approved; or

(vi) in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

5. Term; Forfeiture. If the Awarded Shares have not become 100% vested in accordance with Section 4, all unvested Awarded Shares shall be forfeited at 5 p.m. on the date of the Participant's Termination of Service. Upon any forfeiture, all rights of the Participant with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligation on the part of the Company.

6. Restricted Stock and Related Matters.

a. Voting. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement or a proxy is granted pursuant to Section 6.d. below; provided, however, that this Section 6.a. shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

b. Dividends. The Participant, as record holder of the Awarded Shares, from the Date of Grant of the Awarded Shares until such shares are forfeited pursuant to Section 5 hereof or sold or otherwise disposed of, shall have the right to receive any and all dividends paid on such Awarded Shares, whether such dividends are paid in cash or in-kind.

c. Legend. The following legend shall be placed on all certificates representing Awarded Shares (in addition to any legend required under applicable state securities laws):

On the face of the certificate:

"TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE."

On the reverse:

"THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN CELLSTAR CORPORATION 2003 LONG-TERM INCENTIVE PLAN, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN CARROLTON, TEXAS. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID PLAN. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID PLAN."

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

"Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

d. Proxies. Participant may not grant a proxy to any person, other than a revocable proxy not to exceed thirty (30) days in duration granted to another stockholder for the sole purpose of voting for directors of the Company.

7. Non-Assignability and Restrictions on Transfer. Neither the Award granted under this Agreement, nor any interest in or right associated with such Award, shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution, and with respect to any Awarded Shares, until such Awarded Shares are vested in accordance with Section 4 and not subject to forfeiture in accordance with Section 5.

8. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

9. Representations, Etc. Each spouse individually is bound by, and such spouse's interest, if any, in any Awarded Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

10. Simultaneous Death. If the Participant and his or her spouse both suffer a common accident or casualty which results in their respective deaths within sixty (60) days of each other, it shall be conclusively presumed, for the purpose of this Agreement, that the Participant died first and the spouse died thereafter.

11. Participant's Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

12. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

13. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

14. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

15. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

16. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. With respect to the Award, no person or entity shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained in Section 7 hereof.

17. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify the terms of this Agreement without the Participant's consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

18. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

19. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

20. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

CellStar Corporation

601 South Royal Lane

Coppell, Texas 75019

Attn: Secretary

Facsimile: (972) 323-4533

b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

21. Tax Consequences. The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Upon the lapse of restrictions on Awarded Shares, the Company shall withhold the minimum amount sufficient to satisfy federal, state and local taxes (including the Participant's employment tax obligations) that are required to be withheld with respect to such transaction. Such taxes required to be withheld shall be satisfied through retention by the Company of a number of shares of Common Stock having a Fair Market Value equal to the amount necessary to satisfy such required withholding, provided that the Participant shall take any and all actions deemed necessary by the Committee to enable such retention. If such withholding would result in a fractional share of Common Stock being payable to the Participant, such fractional share shall be withheld as additional withholding, or at the option of the Company, paid in cash to the Participant. The foregoing notwithstanding, the Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of the transactions contemplated by this Agreement. If subsequent to the Company's withholding, as described above, the Company determines that additional taxes must be withheld to satisfy the above withholding requirements, to the extent the Company determines that such additional taxes must be withheld, the Company or, if applicable, any Subsidiary (for purposes of this Section 22, the term "Company" shall be deemed to include any applicable Subsidiary), shall have the right to require the Participant to pay the Company the amount of any such additional taxes that the Company is required to withhold in connection with the Participant's income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and may be made in cash or, to the extent permitted by the Committee, through the delivery of shares of Common Stock owned by the Participant, which shares have an aggregate Fair Market Value equal to the required additional withholding amount, or any combination thereof.

With respect to the Restricted Stock Award, the Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the shares and the fair market value of the shares as of the date any restrictions on the shares lapse. In the event the Company has registered under the Exchange Act, "restriction" with respect to officers, directors and ten percent (10%) stockholders also means the period after the purchase of the shares during which such officers, directors and ten percent (10%) stockholders could be subject to suit under Section 16(b) of the Exchange Act. The Participant understands that the Participant may elect to be taxed at the time the Awarded Shares are granted rather than when the restrictions expire pursuant to Section 4 by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of grant.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

22. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, NONEMPLOYEE DIRECTOR OR ADVISOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PARTICIPANT AS AN EMPLOYEE, NONEMPLOYEE DIRECTOR OR ADVISOR AT ANY TIME, WITH OR WITHOUT CAUSE.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 2 hereof.

[Signature Page Follows]

CELLSTAR CORPORATION

By: ___________________________________

Robert A. Kaiser

Chief Executive Officer

Attest:

________________________________

Elaine Flud Rodriguez, Secretary

PARTICIPANT

By:

Participant's Address for Notice:

_____________________________

_____________________________

CONSENT OF SPOUSE

I, _________________________, spouse of ___________________________, have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to receive ______________________ shares of Common Stock of CellStar Corporation as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of Texas or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: __________, 2005

"Spouse of Participant"

(Signature)

(Print Name)